UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

TOPSPIN MEDICAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-144472	510394637
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Global Park 2 Yodfat Street, Third Floor North Industrial Area Lod 71291 Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-8-9200033

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 11, 2008, Mr. Nissim Darvish resigned as a director of TopSpin Medical, Inc. (the “Company”).

Item 8.01. Other Information.

On June 11, the Court of Chancery of the State of Delaware (the “Court”) granted a temporary restraining order (a “TRO”) in favor of the Company. The TRO enjoins the Ziv Haft Trust Company, the “Co-Trustee” under an indenture dated as of July 10, 2007, governing Series A Bonds (the “Bonds”), from taking any action in furtherance of an early redemption of the Bonds before the completion of a trial on the matter, commenced by a petition for declaratory relief (the “Petition”) filed by the Company on June 3, 2008 with the Court. The TRO also enjoins the Co-Trustee from allowing the holders of the Bonds to vote before June 17, 2008 on a special decision for an immediate repayment of the Bonds.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description

99.1	Temporary Restraining Order issued by the Chancery Court of the State of Delaware on June 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPSPIN MEDICAL, INC.

Date: June 13, 2008	By:	/s/ Eyal Kolka

Name: Eyal Kolka Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Temporary Restraining Order issued by the Chancery Court of the State of Delaware on June 11, 2008